SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             MEDTOX SCIENTIFIC, Inc.
                (Name of Registrant as Specified In Its Charter)

                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2).
[  ]     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;1
         4)   Proposed  maximum  aggregate value of transaction:

         1 Set forth the amount on which the filing fee is calculated and state how it was determined.
[  ]     Fee Paid Previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No:
         3)       Filing Party:
         4)       Date Filed:

                             MEDTOX SCIENTIFIC, INC.
                             402 West County Road D
                            St. Paul, Minnesota 55112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 10, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders ("Annual Meeting") of MEDTOX SCIENTIFIC, INC., a Delaware corporation (the "Company"), will be held at the Four Points Hotel (formerly the Sheraton Minneapolis Metrodome), located at 1330 Industrial Blvd., Minneapolis, Minnesota on Wednesday, May 10, 2000 at 3:30 p.m. (CST) for the following purposes:

1. To elect two directors to serve on the Board of Directors of the Company (the "Board of Directors") for three year terms or until their successors are elected and qualified; and

2. To consider and act upon an amendment to the Company's Equity Compensation Plan to increase the number of shares of Common Stock authorized pursuant to that Plan to an amount equal to 16% of the Company's Common Stock issued and outstanding from time to time; and

3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

         In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on March 27, 2000 as the record date for the determination of the holders of the shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

         Your attention is directed to the accompanying Proxy Statement.

         Stockholders are requested to date, sign and mail the enclosed Proxy as promptly as possible, whether or not they expect to attend the meeting in person.

                                     By Order of the Board of  Directors,


                                     Harry G. McCoy
                                     Chairman of the Board and President

St. Paul, Minnesota
March 29, 2000

                             MEDTOX SCIENTIFIC INC.
                             402 West County Road D
                            St. Paul, Minnesota 55112

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 10, 2000

                                     PROXIES

         The enclosed proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of MEDTOX SCIENTIFIC, INC., a Delaware corporation (the "Company"), for use at the Company's 2000 annual meeting of stockholders (the "Annual Meeting") and at any and all adjournments thereof. Any stockholder has the power to revoke his or her Proxy at any time before it is voted. A Proxy may be revoked (1) by delivery of written notice of revocation to the Secretary of the Company at its principal office, 402 West County Road D, St. Paul, Minnesota 55112, (2) by the execution of a subsequent Proxy and presentment of such subsequent Proxy at the Annual Meeting or (3) by attendance at the Annual Meeting and voting in person. This solicitation is being made by use of the mails and the cost thereof will be borne by the Company. Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the election of the directors named and FOR Proposal 2.

         The costs of solicitation of proxies will be borne by the Company. In addition to use of mails, proxies may be solicited personally, or by telephone by one or more of the regular personnel of the Company without additional compensation. The Company expects to pay an independent proxy solicitor approximately $15,000 as compensation for the solicitation of proxies. In addition, the Company may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners, in accordance with Securities and Exchange Commission regulations.

         The Company anticipates mailing proxy materials and the annual report for its fiscal year ended December 31, 1999 (the "Annual Report") to stockholders of record as of March 27, 2000 (the "Stockholders") on or about April 4, 2000.

                            OUTSTANDING VOTING STOCK

         Only holders of record of the Company's Common Stock, par value $.15 per share (the "Common Stock"), at the close of business on March 27, 2000 are entitled to vote on matters to be presented at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to all such matters. The number of shares of Common Stock outstanding and entitled to vote at the close of business on March 27, 2000 was 2,904,659.

                          VOTE AND QUORUM REQUIREMENTS

         The presence in person or by Proxy of Stockholders of a majority of the outstanding shares of Common Stock is required for there to exist the quorum needed to transact business at the Annual Meeting. If, initially, a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

         A plurality of the votes cast is required to elect the Directors. The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of Proposal No. 2. In the election of Directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         An independent party will receive and tabulate all proxies and ballots, and such independent party and certain other team members of the Company will act as voting inspectors at the Annual Meeting.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information available to the Company as of March 15, 2000 regarding the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than Five Percent (5%) of the outstanding Common Stock, (ii) each of the Directors and nominees for Director of the Company, (iii) the Chief Executive Officer and all executive officers whose compensation was $100,000 or greater during 1999, and (iv) all executive officers, Directors and nominees for Directors of the Company as a group:



                                                                      Number of Shares            Percent of Common
  Name                                                               Beneficially Owned           Stock Outstanding
  Executive Officers and Directors:
  Harry G. McCoy, Pharm. D.
    Chairman and President                                                  226,613 (1)                       7.32 %
  Richard J. Braun
    Chief Executive Officer and Director (2)                                 96,450 (3)                       3.12 %
  Samuel C. Powell, Ph.D., Director                                          96,643 (4)                       3.12 %
  James W. Hansen, Director                                                  11,571 (5)                            *
  Miles E. Efron, Director                                                    7,038 (6)                            *
  Kevin J. Wiersma
    Vice President, Controller and Secretary                                 11,120 (7)                            *
  All Directors and Executive Officers
    As a Group (6 in number)                                                449,435 (8)                      14.52 %

*        Less than one percent (1%)

1. Includes 68,265 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

2. Mr. Braun was also the Chief Financial Officer of the Company during 1999. Effective January 3, 2000, the Company appointed a new Chief Financial Officer and Mr. Braun relinquished the title.

3. Includes 86,500 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

4. Includes 6,204 shares of Common Stock issuable under options and 7,692 shares of Common Stock issuable under Common Stock Purchase Warrants which are or will become exercisable within the next 60 days.

5. Includes 6,571 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

6. Includes 4,538 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

7. Includes 10,920 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

8. Includes 190,690 shares of Common Stock issuable under options or warrants which are or will become exercisable within the next 60 days.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Certificate of Incorporation provides that the Board of Directors is divided into three classes and shall consist of not less than three nor more than twelve individuals, with the exact number to be fixed from time to time by the majority vote of the Board of Directors. The Board of Directors has fixed the number of Directors at five individuals and has nominated the two individuals set forth below to serve as Directors of the Company for three year terms or until their respective successors have been elected and qualified. All nominees are members of the current Board.

         Unless otherwise instructed, the enclosed Proxy will be voted FOR the election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by the Board of Directors in the unanticipated event that any nominee is unable or declines to serve.

         Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Annual Meeting and present in person or by Proxy.

Information About Nominees and Other Directors

                                          Director
    Name of Nominee               Age     Since      Position with the Company
    ---------------               ---     -----      -------------------------

Nominees for three-year terms expiring in 2003:

    Samuel C. Powell, Ph.D.       47      1986       Director
    Miles E. Efron                73      1997       Director

Director not standing for election this year whose term expires in 2001:
    James W. Hansen               44      1996       Director

Directors not standing for election this year whose terms expire in 2002:

    Harry G. McCoy                48      1996      Chairman of the Board of
                                                    Directors and President
    Richard J. Braun              55      1996      Chief Executive Officer
                                                    and Director

     Harry G. McCoy, Pharm.D., was elected Chairman of the Board of Directors and President in July 1996 and has served as a Director since January 1996. Dr.

McCoy founded MEDTOX in 1984, and served as both Clinical Director and member of the MEDTOX Board of Directors until its acquisition by the Company in January 1996. Dr. McCoy continued as President of MEDTOX following its acquisition by the Company. Dr. McCoy also has academic appointments with the University of Minnesota and the University of North Dakota, and is Chairman and CEO of the Nova Jazz Corporation, a Minnesota non-profit company.

    Richard J. Braun was named as a Director and elected as Chief Executive Officer in July 1996. From 1994 until joining the Company, Mr. Braun acted as a private investor and provided management consulting services to the health care and technology industries. From 1992 until 1994, Mr. Braun served as Chief Operating Officer and as a Director of EBP, Inc., a NYSE company engaged in managed care. From 1989 through 1991, Mr. Braun served as Executive Vice President, Chief Operating Officer and Director of Reich and Tang L.P., a NYSE investment advisory and broker dealer firm.

    Samuel C. Powell, Ph.D., served as Chairman of the Board of Directors from November 1987 to June 1994 and has served as a Director of the Company since September 1986. Dr. Powell served as Chairman of the Board and Chief Executive Officer of Granite Technological Enterprises, from January 1984 until its acquisition by the Company in June 1986. Since 1987, he has been President of Powell Enterprises, Burlington, North Carolina, offering financial and management services to a variety of businesses and real estate ventures.

     James W. Hansen was named as a Director in September 1996. Mr. Hansen has, since November 1996, been Chairman, CEO and Treasurer of Videolabs, Inc., a NASDAQ traded, technology company and is CEO of Prevention First, a development stage medical services provider. From 1986 to 1992, Mr. Hansen was Senior Vice President and General Manager of the Pension Division of Washington Square Capital, a Reliastar company which is a NYSE traded financial services company. Since 1992, Mr. Hansen has served as an Investor, Director, President or Vice President of several private companies in medical services and technology. He also serves as a Director of UBIQ, Inc., Videolabs, Inc. and Prevention First and has taught in the MBA program at the University of St. Thomas since 1984.

    Miles E. Efron was named as a Director in January 1997. From 1988 to 1993, Mr. Efron served as Chief Executive Officer of North Star Universal, a holding company with interests in health care, food products and computer connectivity and networking. Since 1993, Mr. Efron has served as Chairman of North Star Universal. Mr. Efron currently serves on the Board of Directors of several companies, none of which are related to the Company.

Compliance  With Section 16(a) Of The Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all reports they file under Section 16(a).

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1999.

         During the fiscal year ended December 31, 1999, the Board of Directors held three meetings (including regularly scheduled, telephonic and special meetings). During that time, all members of the Board attended One Hundred Percent (100%) of the meetings held subsequent to their appointment.

         The Company has a stock option committee (the "Stock Option Committee") which, by the terms of the Company's Stock Option Plans, is to consist of not less than two members of the Board of Directors appointed by the Board of Directors. The Stock Option Committee is comprised of James W. Hansen, Miles E. Efron, and Samuel C. Powell. The Stock Option Committee determines the terms of options granted, including, but not limited to, the exercise price, the number of shares subject to the option and the terms and conditions of the option. During the fiscal year ended December 31, 1999, the Stock Option Committee held one meeting.

     The Company has an Audit Committee which is comprised of James W. Hansen, Miles E. Efron and Samuel C. Powell. During the fiscal year ended December 31, 1999, the Audit Committee held two meetings.

     The Company has a Compensation Committee which is comprised of James W. Hansen, Miles E. Efron, and Samuel C. Powell. The Compensation Committee's purpose is to determine the compensation of the Executive Officers of the Corporation. During the fiscal year ended December 31, 1999, the Compensation Committee held one meeting.

     The Company does not have a Nominating Committee.

 The Board of Directors  recommends that  Stockholders vote FOR Proposal 1.

                             EXECUTIVE COMPENSATION

         The following table and the narrative text discuss the compensation paid during 1999 and the two prior fiscal years to the Company's President and Chief Executive Officer and to the other executive officers whose annual salary and bonuses exceeded $100,000 during 1999.

                           Summary Compensation Table
                                                                           Long Term Compensation
                                        --------------------------------------------------
                            Annual Compensation                            Awards              Payouts

                                                          Other
                                                          Annual     Restricted  Options/             All Other
Name and Principal                                        Compen-    Stock       SAR's     LTIP       Compen-
Position                   Year    Salary      Bonus      sation(1)  Awards(2)   (#)       Payouts(2) sation
-------------------------- ------- --------- ------------ ---------- ----------- --------- --------- -------------
Harry G. McCoy             1999    $200,000      --         --          --       40,000      --          --
Chairman of the Board      1998    $200,000    $9,615       --          --       50,000      --          --
and President              1997    $199,489      --         --          --         --        --          --


Richard J. Braun           1999    $200,000      --         --          --       80,000      --      $11,910(3)
Chief Executive Officer    1998    $200,000    $9,615       --          --       50,000      --      $ 9,060(3)
                           1997    $193,479      --         --          --         --        --      $ 3,195(3)


Kevin J. Wiersma           1999    $115,000      --         --          --       17,500      --          --
Vice President,            1998    $ 92,144   $11,700       --          --        5,000      --          --
Controller  and Secretary(4)

(1) Other Annual Compensation for executive officers is not reported as it is less than the required reporting threshold of the Securities and Exchange Commission.

(2)  Not applicable.  No compensation of this type received.

(3) Includes $11,910 of premiums paid for by the Company for a disability insurance policy on Mr. Braun for 1999, $9,060 for 1998 and $3,195 for 1997.

(4)  Mr. Wiersma was appointed Vice President and Secretary on July 20, 1998.

Stock Options Granted During Fiscal Year

         The following table sets forth information about the stock options granted to the named executive officers of the Company during 1999.


                             Option Grants In Last Fiscal Year
                                                                                       Potential Realized
                                 Individual Grants                                     Value at Assumed
                           % of Total                                                  Annual Rates of
                           Options                                                     Stock Price
                 Number    Granted to                                                  Appreciation for
                 of        Employees        Exercise                                   Option Term
                 Options   in Fiscal        Price             Expiration
Name             Granted   Year             ($/Sh)            Date               5% ($) (1)    10% ($) (1)
--------------------------------------------------------------------------------------------------------------
Harry G.        40,000     20%              $2.5625           2/24/09           $ 64,462       $163,359
McCoy

Richard J.      80,000     40%              $2.5625           2/24/09           $128,923       $326,717
Braun

Kevin J.        12,500      6%              $2.75             4/16/09           $ 21,618       $ 54,785
Wiersma          5,000      3%              $7.25             8/13/09           $ 22,797       $ 57,773

(1) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation of the Common Stock of the Company from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The Company chose not to report the present value of the options, which is an alternative under Securities and Exchange Commission rules, because the Company does not believe any formula will determine with reasonable accuracy a present value based on unknown or volatile factors. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of exercise of the options.

Stock Options Exercised During Fiscal Year and Year-End Values of Unexercised Options

    The following table sets forth information about the stock options held by the named executive officers of the Company at December 31, 1999.


                    Number of
                    Shares                          Number of Unexercised         Value of Unexercised In-the
                    Acquired       Value            Options at FY-End             Money Options at FY-End
Name                on Exercise    Realized         Exercisable/Unexercisable     Exercisable/Unexercisable (1)
----                -----------    --------         -------------------------    -----------------------------
Harry G. McCoy        -              -                   63,333/26,667                $82,498/$165,002
Richard J. Braun      -              -                   76,645/53,355               $164,866/$330,010
Kevin J. Wiersma      -              -                    8,146/14,354                $25,962/$56,538

(1) The closing price of the Common Stock of the Company at December 31, 1999 was $8.75 per share.

Long-Term Incentive Plans and Pension Plans

         The Company does not contribute to any Long-Term Incentive Plan or Pension Plan for its executive officers as those terms are defined in the rules of the Securities and Exchange Commission. The Company relies on its stock option plans to provide long-term incentives for executive officers. The Company has three stock option plans, a 1983 Stock Option Plan for employees which expired on June 23, 1993, the Equity Compensation Plan which was adopted by the shareholders of the annual meeting in 1993 to replace the 1983 Incentive Stock Option Plan, and a 1991 Non-Employee Director's Plan for members of the Board of Directors who are not employees of the Company. In addition, the Company has granted separately to various existing and former executive employees, including Mr. Braun and Dr. McCoy, non-qualified options to purchase shares of the Company's Common Stock.

Compensation of Directors

         All directors who are not employees of the Company receive $500 per month for their service as a director. All directors are also reimbursed for expenses incurred in attending board of directors' meetings and participating in other activities.

Employment Contracts

         Harry G. McCoy, Chairman of the Board of Directors and President of the Company, has an employment agreement with the Company covering the period ending December 31, 2001, which by its term is extended thereafter in one-year increments unless Dr. McCoy provides written notice of termination to the Company at least sixty (60) days prior to the date of termination. The agreement may also be terminated by mutual consent or due to death or for "cause," or as described below. The employment agreement provides for an annual salary of at least $199,650 and certain fringe benefits. If Dr. McCoy's employment is terminated by the Company other than for cause, or if Dr. McCoy chooses to terminate the agreement voluntarily, following (i) a change in control; (ii) any relocation to which Dr. McCoy has not agreed to of greater than fifty (50) miles; or (iii) any material reduction in the level of Dr. McCoy's responsibility, position, authorities or duties; or (iv) the Company breaches any of its obligations under the Agreement, Dr. McCoy will be entitled to a Severance Award. The Severance Award consists of Dr. McCoy's base salary, health insurance and bonus plan payments for the greater of twelve (12) months or the then remaining term of employment under the Agreement.

         The employment agreement contains a Covenant Not to Compete whereby for a period of twelve (12) months after the termination of employment with the Company, Dr. McCoy agrees that he will not, directly or indirectly, either (a) have any interest in (b) enter the employment of, (c) act as agent, broker, or distributor for or advisor or consultant to, or (d) provide information useful in conducting the business of the Company to solicit customers or employees on behalf of the Company to any person, firm, corporation or business entity which is engaged, or which Dr. McCoy reasonably knows is undertaking to become engaged, in the United States in the business of the Company.

         Richard J. Braun, Chief Executive Officer, has an employment agreement with the Company with the same terms as Dr. McCoy.

         Kevin Wiersma, Vice President and Controller has a severance agreement with the Company covering the period December 31, 2000, which by its term is extended thereafter in one-year increments unless either the Company or Mr. Wiersma provides written notice to the other party at least six (6) months prior to the end of the original term or each renewal period or unless the agreement is otherwise terminated due to death, permanent disability, or for "cause." The employment agreement provides for an annual salary of at least $95,000 and certain fringe benefits. If Mr. Wiersma's employment with the Company terminates during the term of the agreement involuntarily, other than an involuntary termination on account of misconduct, he will be entitled to a Severance Award. The Severance Award consists of payment of an amount equal to Mr. Wiersma's then current annual salary plus certain health benefits over the course of the twelve
(12) month period following Mr. Wieresma's termination.

         Three other key employees of the Company have severance agreements similar to Mr. Wiersma's agreement.

Compensation Committee and Decision Making

         The compensation of executive officers of the Company for 1999 was determined by the Compensation Committee which is currently comprised of James
W. Hansen, Miles E. Efron, and Samuel C. Powell. Stock options are awarded under the Company's Equity Compensation Plan and Non-Employee Director Plan by the Compensation Committee. All non-employee directors were eligible to receive stock options under the Company's 1991 Non-Employee Director Plan.

Report of the Compensation Committee on Executive Compensation

In General

         The Committee has three primary goals for executive compensation at the Company.

o    Retaining good performers,
o    Rewarding executives appropriately for performance, and
o    Aligning executives'interests with those of stockholders.

         Currently, executive pay consists of three elements that are designed to meet those objectives:

o Base salary is paid based primarily on job responsibilities and industry job comparison. The Committee believes that base salaries at approximately industry averages are essential to retaining good performers.

o Stock options, which allow executives to benefit when the market price of the Company's stock increases.

o Bonuses to be paid upon the attainment of certain financial objectives and individual circumstances when warranted.

Following is additional information regarding each of the above elements.

Base Salary

         Base salary increases for executive officers have been modest and consistent with job performance and increases in responsibility.

Bonus

         No bonuses were paid to executive officers in 1999.

Stock Options

         In 1999, certain executive officers received incentive stock options to purchase a total of 137,500 shares. The number of options granted to the executive officers represented 69% of the total options granted in 1999 to all employees.

Summary

         Currently, the Company's executive compensation program rewards the following elements of performance.

o Individual performance is rewarded through continued employment with the Company.

o Stock price performance is rewarded through increases in the value of stock options.

o Financial performance of the Company is rewarded through payments of bonuses upon the attainment of certain financial goals.

         The Committee believes that the current program has been effective in rewarding executives appropriately for performance, retaining good performers, and aligning executives' interests with those of stockholders. While the Committee is satisfied with the current compensation system, it reserves the right to make changes to the program as are necessary to continue to meet its stated goals in future years.

         Benefits also are offered to officers that are not based on performance. Such benefits provide a safety net of protection in the event of illness, disability, death, retirement, etc. Such a safety net is provided to all full time employees of the Company.

Chief Executive Officer Pay

         Amounts earned during 1999 by the Chief Executive Officer, Richard J. Braun, are shown in the Summary Compensation Table. Achievements by the Company which were deemed material to the Chief Executive Officer's compensation included increases in overall net sales; increases in operating margins and substantial improvement in earnings per share. For the year ended December 31, 1999, the Compensation Committee used, in its deliberations on executive compensation, these criteria and other accomplishments.

   Submitted by the Compensation Committee of the Company's Board of Directors

                                 James W. Hansen
                                 Miles E. Efron
                                Samuel C. Powell

Performance Graph

       The graph shown below is a line presentation comparing the Company's cumulative five-year shareholder returns on an indexed basis with the S&P 500 Index and the S&P Health Care Index for the five-year period commencing on December 31, 1994 and ending on December 31, 1999. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1994.

                      Comparative Five-Year Total Returns*
               MEDTOX Scientific, Inc., S&P 500, S&P Health Care
                    (Performance results through 12/31/1999)

(Comparative chart appears here.  The plot points are below.)

                 1994      1995    1996   1997     1998    1999
-------------------------------------------------------------------------------
TOX             $100.00  $ 76.67 $ 16.67 $  8.33 $  6.67 $ 11.83
S&P 500         $100.00  $137.58 $169.17 $225.61 $290.06 $351.08
S&P Hcare       $100.00  $157.70 $190.34 $273.47 $394.19 $362.06
-------------------------------------------------------------------------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in MEDTOX common stock, S&P 500 Index, and S&P Health Care Index.

*Cumulative total return assumes reinvestment of dividends.
                                   Source:  Russell/Mellon Analytical Services

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Agreement with Dr. Samuel C. Powell

         In July 1986, the Company executed a lease agreement with Dr. Powell providing for a lease to the Company of approximately 16,743 square feet of space at 1238 Anthony Road, Burlington, North Carolina. Since 1986, the Company has expanded the space rented under the lease to approximately 33,000 square feet. Upon the expiration of the original lease, the Company entered into a new lease with Dr. Powell for the same space and at the same base rental rate for a term of one year ending on May 31, 1990. Effective June 1, 1990, the Company has been leasing the space on a month-to-month basis. The Company is currently leasing space at a rate of approximately $10,000 per month. The Company intends to negotiate a new lease with Dr. Powell in the near future. The Company holds certain rights of first refusal to lease additional space in the building if it becomes available (the building contains a total of 42,900 square feet). The total rent paid by the Company to Dr. Powell during the fiscal year ended December 31, 1999 was approximately $122,000 exclusive of operating costs. The Company believes the rent amount paid to Dr. Powell is consistent with market rates.

                                   PROPOSAL 2

              APPROVAL FOR AMENDMENT TO THE MEDTOX SCIENTIFIC, INC.
                            EQUITY COMPENSATION PLAN

         On October 26, 1993, the shareholders of the Company approved the MEDTOX Scientific, Inc. Equity Compensation Plan (the "Plan"). The Plan was adopted by the Board of Directors, subject to shareholder approval, to give the Company the ability to attract and retain personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other companies with respect to executive compensation.

         The Board of Directors of the Company has approved an amendment to the Plan, to be effective as of February 24, 2000, subject to approval by the shareholders of the Company, to increase the number of shares of Common Stock of the Company, par value $0.15 per share (the "Stock"), that may be issued pursuant to awards under the Plan to an amount equal to 16% of the Company's Stock that is issued and outstanding from time to time. Based on the number of shares of Common Stock issued and outstanding on the Record Date, the number of shares of Common Stock that may be issued under the Plan would be increased from 305,882 to 464,745. With the exception of the increase in the number of shares of Stock issuable under the Plan, the provisions of the Plan, as amended, are unchanged from the version of the Plan approved by the shareholders of the Company on October 26, 1993.

         The affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting, is required for approval of this amendment to the Plan.

         The Board of Directors recommends a vote FOR the proposal to approve the amendment of the Equity Compensation Plan.

Description of the Plan, as Amended

         All references hereinafter to the "Plan" shall be to the Plan, as amended, unless otherwise indicated. The following description of the Plan is merely a brief summary of some of the terms of the Plan, is not intended to be a complete description of the Plan and is qualified in its entirety by reference to the full text of the Plan. If any part of the summary of the Plan contained in this document differs from the formal legal documents governing the Plan, the formal legal Plan documents will be considered correct and controlling.

         The Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan is administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members who are "disinterested persons" as required under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act") to serve at the pleasure of the Board. The Committee has the exclusive right to interpret, construe and administer the Plan and to select the eligible participants under the Plan.

         The Plan provides for the grant to eligible participants of a number of different types of equity-based compensation vehicles under one Plan. Employees of the Company and other persons selected by the Committee, including directors (other than certain "disinterested persons, as described above), are eligible to participate in the Plan. Awards under the Plan may be made to participants in the form of incentive stock options, nonqualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares, deferred stock and other forms of equity-based compensation as may be provided and are permissible under the Plan and the law. See "Types of Awards" below. The Committee is given broad discretion to determine the terms and conditions (not inconsistent with the Plan) of the awards made under the Plan.

     Securities Eligible for Issuance. The Company was initially authorized to issue 50,000 shares of Stock under the Plan as originally adopted in 1993. This amount was increased by an amendment to the Plan to a total of 150,000 shares in 1995. The current Plan also includes a provision for automatic increases in the number of shares of Stock issuable under the Plan in the event of increases in the number of issued and outstanding shares of Stock of the Company above the number outstanding as of October 26, 1993, such that six percent of any increase will be added to the shares otherwise available for issuance under the Plan. The application of this provision has increased the aggregate number of shares issuable under the current Plan as of December 31, 1999 (taking into account the number of shares initially authorized in 1993 and 1995 to be issued under the
Plan) to 305,882. As of December 31, 1999, grants and awards to purchase 254,864 shares had been made under the Plan, leaving 51,018 shares available for issuance pursuant to awards under the Plan. The amendment to the Plan for which approval is sought will increase the percentage to 16% of issued and outstanding shares of Stock. Thus, as of the Record Date, an aggregate of 464,745 shares will be authorized to be issued pursuant to awards granted under the Plan, of which, 254,864 shares have previously been awarded.

         The Stock subject to an award under the Plan will be made available from the authorized and unissued shares of Stock of the Company. To the extent any shares of Stock or performance shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, such shares or performance shares will not be charged against the aggregate number of shares available for awards under the Plan, and may again be awarded under the Plan. This would occur, for example, upon a forfeiture of restricted stock or termination, expiration, or cancellation of a stock option, stock right, or performance share under the Plan, or any other termination of an award without payment being made in the form of Stock.

         Proportionate and equitable adjustments will be made by the Committee upon the occurrence of certain events that result in changes in the outstanding shares of Stock of the Company or that result in exchanges of shares of Stock for a different number or class of Stock or other securities of the Company or another corporation. These events include, without limitation, a reorganization or recapitalization of the Company or reclassification of its shares, stock split-up, stock dividend, or consolidation of shares of Stock, merger, consolidation, or sale of assets of the Company, or any distribution to shareholders other than a cash dividend. Under such circumstances, adjustments may be made by the Committee in the limitation on the aggregate number of shares of Stock that may be awarded under the Plan, the number and class of shares that may be subject to an award, the purchase price for shares of Stock under outstanding stock options, and the number of shares to be transferred in settlement of outstanding stock rights, and the terms, conditions, or restrictions of any award or award agreement, including the price payable for the acquisition of Stock.

         The closing price of the Common Stock of the Company on the American Stock Exchange on March 15, 2000 was $8.875 per share. The prices, expiration dates and other material conditions upon which the awards under the Plan may be exercised vary depending on the type of award. See "Types of Awards" below.

         Types of Awards. Each award granted under the Plan is evidenced by a written agreement setting forth the terms and conditions of the award. Each such agreement is also subject to and incorporates the applicable terms and conditions of the Plan and any other terms and conditions, not inconsistent with the Plan required by the Committee. The various forms of awards that may be made to participants under the Plan are described below.

         Incentive Stock Options. The Company is authorized to grant incentive stock options ("ISOs") that may be entitled to favorable tax treatment under
Section 422 of the Code. See "Tax Effects of Plan Participation" below. ISOs may be granted to eligible participants under the Plan at such time or times as determined by the Committee until October 26, 2003, subject to certain conditions described below. It is currently anticipated that all options issued under the Plan will, in fact, be ISOs.

         The exercise price of an ISO under the Plan may not be less than 100% of the fair market value of the Stock at the date of grant (110% for 10% owners of the Company). The fair market value of the Stock will be determined for purposes of the Plan, based upon the closing price of the Stock as reported by such source as the Committee may select for any day in question, provided at least 100 shares of Stock were sold on such date. If there was not a sale of at least 100 shares of Stock that day, then the fair market value shall be determined based on the closing price of the Stock on the last day on which there was a sale of at least 100 shares of Stock. The Committee is also authorized to establish an alternate method of determining fair market value of the Stock.

         An ISO and any related stock right, if any, granted under the Plan must be exercised in whole or in part from time to time within 10 years from the date of grant (5 years for 10% owners of the Company), or such shorter period specified by the Committee in the corresponding award agreement. Upon a termination of employment of the optionee with the Company, as determined by the Committee in its discretion, the ISO and any related stock right will lapse and cease to be exercisable upon, or within such period following, the termination of employment, as determined by the Committee pursuant to the terms of the Plan and as provided in the award agreement. In no event, however, can the period of time during which an ISO or related stock right remains exercisable following a termination of employment exceed three months, unless employment is terminated because of death or disability of the optionee. Following death or disability, the period of time during which an ISO or related stock right may be exercised cannot exceed one year after the date of death or disability. In no event can the period of time following a termination of employment during which an ISO or related stock right may be exercised extend beyond the original exercise period of the ISO or related stock right.

         The amount of ISOs which are first exercisable by any one participant in any year which may receive favorable tax treatment as ISOs is generally limited to $100,000. However, if a participant's employment is terminated on account of death, disability or retirement, to the extent that the aggregate fair market value of the shares of Stock with respect to which ISOs are first exercisable during the post-termination period by the participant exceeds $100,000, such options shall be treated as non-qualified stock options. Similar treatment applies in the event the exercise of an ISO is accelerated by reason of an "acceleration event." See "Effects of Change in Control" below. The aggregate fair market value of the Stock for these purposes is determined as of the date the ISO is granted. An ISO granted under the Plan will also be subject to such other terms and conditions which the Committee deems necessary to impose in order to qualify the ISO under Section 422 of the Code, as well as any other terms and conditions not inconsistent with the ISO provisions of the Plan, as determined by the Committee.

         Nonqualified Stock Options. The Company may also grant nonqualified stock options ("NQSOs") to eligible participants to purchase shares of Stock at such time or times as determined by the Committee. These stock options will not be eligible for the favorable tax treatment available to ISOs under Section 422 of the Code. The exercise price of an NQSO under the Plan is established by the Committee in the agreement evidencing the award. Such exercise price is not limited under the Plan and may be less than 100% of the fair market value at the time of grant. Thus, discounted stock options providing for an exercise price of less than the fair market value of the Stock at the date of the award may be granted as NQSOs under the Plan.

         An NQSO under the Plan and its related stock right, if any, will be exercisable in full or in part from time to time as specified by the Committee or in the corresponding award agreement. Upon termination of employment of the optionee, the NQSO and any related stock right will lapse and cease to be exercisable upon, or within such period following, such termination of employment, as determined by the Committee pursuant to the terms of the Plan and as specified in the award agreement. The period of time during which the NQSO and any related stock right may be exercisable following termination of employment cannot exceed three months, unless employment is terminated as a result of retirement or disability, in which case such period cannot exceed one year after the date of retirement or disability or within such longer period as the Committee may specify. If the termination of employment is as a result of death, such period may exceed one year after the date of death, as provided by the Committee or in the award agreement. An NQSO may also be subject to such other terms and conditions, not inconsistent with the Plan, as determined by the Committee and specified in the award agreement.

         Stock Appreciation Rights. The Committee is empowered under the Plan to grant a stock appreciation right (an "SAR") to an eligible participant in connection with an ISO or an NQSO. SARs may also be granted independent of any related stock option.

         An SAR is a stock right granted under the Plan that provides for an amount payable in shares of Stock and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share of Stock on the date the stock right is exercised over the exercise price of the SAR or the exercise price of a related stock option to purchase a share of Stock. Thus, an SAR granted in conjunction with a stock option will entitle the participant, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and receive in lieu thereof a payment in cash or shares of Stock having an aggregate value equal to the amount by which the fair market value of each share of Stock exceeds the exercise price per share of Stock under the stock option, times the number of shares of Stock under the stock option, or portion thereof, that is surrendered.

         Any SAR granted under the Plan in conjunction with a stock option will be subject to the same terms and conditions as the related stock option, including limits on transferability, and will be exercisable only to the extent the stock option is exercisable. If the related stock option terminates or lapses, the SAR will also terminate or lapse. Upon exercise of an SAR, the number of shares subject to exercise under any related stock option will be reduced automatically by the number of shares of stock represented by the related stock option (or portion thereof) that is surrendered. The grant of SARs related to ISOs under the Plan must be concurrent with the grant of the related ISOs. For NQSOs, the grant of a related SAR may either be made concurrently with the grant of the NQSO or may be made in connection with NQSOs previously granted that are unexercised and have not terminated or lapsed.

         In addition to the foregoing restrictions, a person subject to Section 16(b) of the Act will be subject to a number of additional requirements imposed by Rule 16b-3, promulgated by the SEC under the Act, in connection with the exercise of an SAR.

         The Committee is also empowered under the Plan, in its sole discretion, to grant limited stock appreciation rights ("Limited SARs"), which will become exercisable only upon a change in control and/or a potential change in control of the Company, as defined in the Plan, subject to such terms and conditions as the Committee, in its sole discretion, may specify. Such Limited SARs may be settled only in cash. For further information on Limited SARs and other aspects of the Plan, which may be triggered by virtue of a change in control and/or a potential change in control of the Company, see "Effects of Change in Control" below.

         Incidents of Stock Options and Stock Rights.  Each stock option (ISO or
NQSO) and stock right (SAR or Limited SAR) granted under the Plan will be subject to such terms and conditions, not inconsistent with the Plan, as may be determined by the Committee. Such provisions, for example, may require the continued employment of a participant as consideration for the grant or exercise of a stock option or stock right. A stock option or stock right under the Plan will not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by the participant or his or her guardian or legal representative.

         The purchase price for shares of Stock upon exercise of a stock option under the Plan will be payable in such amounts, at such times, and upon such terms as will be determined by the Committee. The Committee may establish payment terms for the exercise of stock options that permit the participant to deliver shares of Stock with a fair market value equal to the stock option exercise price as payment upon exercise of a stock option. No cash dividends will be paid on shares of Stock subject to unexercised stock options under the Plan. The Committee, however, may, in its discretion, provide for the payment of "dividend equivalents" on shares of Stock subject to an exercisable stock option under the Plan. The Committee may also, in its discretion, authorize payment of "interest equivalents" on dividend equivalents under the Plan.

         To the extent a participant may be required to pay the Company amounts with respect to income and employment tax withholding in connection with the exercise of an NQSO and/or with respect to certain dispositions of Stock acquired upon exercise of an ISO, the Committee, in its sole discretion, may permit the participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total fair market value of the applicable shares of Stock be paid in cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. Certain restrictions, however, will be applicable with respect to this feature of the Plan for participants subject to Section 16(b) of the Act and Rule 16b-3 thereunder.

         Restricted Stock. Restricted stock awards may be made to participants under the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. The Company may award restricted stock either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash payments made outside of the Plan. A restricted stock award under the Plan will be an award of Stock issued with the restriction that the holder may not sell, transfer, pledge, or assign such stock and with such other restrictions as the Committee, in its sole discretion, may impose. These other restrictions may include without limitation, a restriction on the right to vote such shares to the extent, if any, such shares possess voting rights and the right to receive cash dividends. The restrictions may lapse separately or in combination and at such time or times as the Committee may determine appropriate. The Committee may also in its discretion determine the purchase price, if any, to be paid for such restricted stock, the length of the time during which the restrictions will apply, and whether dividends and other distributions on the restricted stock will be paid currently to the participant or paid to the Company for the account of the participant.

         A participant receiving an award of restricted stock under the Plan must accept the award within 60 days, or such shorter period as the Committee may specify, after the date of the award, by executing an award agreement and paying the purchase price, if any, for the restricted stock. Upon termination of employment of a participant with the Company prior to the lapse of restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Committee. Except as otherwise provided in the Plan, no shares of restricted stock received by a participant may be sold, exchanged, transferred, pledged, or otherwise disposed of during the restriction period. The Committee in its discretion may waive applicable restrictions upon the death, disability, or retirement of a participant or in cases of special circumstances. In its discretion, the Committee may also waive any remaining restrictions on restricted stock upon hardship or other special circumstances of a participant whose employment with the Company is involuntarily terminated.

         Unless otherwise provided, a participant receiving an award of restricted stock will have all the rights of a holder of the Stock with respect to such restricted stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends thereon. The Committee may require, however, that any dividends be deferred automatically and reinvested in additional restricted stock or may require that dividends and other distributions on restricted stock be paid to the Company for the account of the participant. If all of the restrictions applicable to restricted stock expire without a forfeiture of the restricted stock, unrestricted certificates for such shares will be delivered to the participant.

         To ensure that award payments actually reflect performance of the Company and the service of the participant, the Committee, in its discretion, may provide for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock, to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

         Deferred Stock. The Plan also empowers the Company to issue shares of deferred stock to participants under the Plan. Deferred stock awards may be issued either alone or in addition to other awards granted under the Plan, as determined by the Committee in its sole discretion. The Committee is empowered to determine the individuals to whom, and the time or times at which, awards of deferred stock may be made, the number of shares to be awarded, the price, if any, to be paid for the deferred stock, the time or times within which such awards may be subject to forfeiture, whether shares of deferred stock will accrue cash dividend equivalents, and all other conditions of the deferred stock awards. The Committee may also condition awards of deferred stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.

         Subject to the provisions of the Plan and the applicable award agreement, deferred stock awards may not be sold, transferred, pledged, assigned, or otherwise encumbered during the deferral period, as specified by the Committee. Upon the expiration of the deferral period, certificates for shares of Stock will be delivered to the participant representing the number of shares of Stock covered by the deferred stock award. The Committee, in its discretion, however, at or after grant, may accelerate the vesting of all or any part of any deferred stock award and/or may waive the deferral limitations for all or nay part of such award.

         Upon termination of employment of a recipient of a deferred stock award with the Company, the deferred stock covered by an award will be forfeited by the participant, unless otherwise provided in the Plan or the applicable award agreement. The Committee in its discretion, however, at or after grant, may provide for accelerated vesting upon the termination of employment due to death, disability, or retirement, or upon hardship or other special circumstances as determined by the Committee. The Committee may also require that a certain percentage of the fair market value of deferred stock shares be paid in the form of cash in lieu of shares of Stock and that such cash payment be applied to the satisfaction of all applicable federal and state income and employment tax withholding obligations that arise at the time the deferred stock becomes free of all restrictions.

         A participant receiving a deferred stock award may elect to further defer receipt of deferred stock for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Unless otherwise determined by the Committee, such election must be made at least 12 months prior to completion of the deferral period for the deferred stock award in question, or for the applicable installment of such an award.

         To ensure that the award actually reflects the performance of the Company and the service of the participant, the Committee, in its discretion, may provide for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock, to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

         Stock Awards. The Company may grant an award of Stock under the Plan in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the stock award. In determining the value of the stock award, the shares of Stock subject to such award will be valued at not less than 100% of the fair market value of such shares of Stock on the award date, regardless of whether such shares of Stock are then issued or transferred to the participant and whether or not such shares of Stock are subject to restrictions that affect their value.

         Shares of Stock subject to a stock award may be issued to the participant at the time the award is granted, or at any time subsequent thereto, or in installments from time to time, as determined by the Committee. To the extent the shares of Stock subject to a stock award are not issued to the participant at the time the award is granted, dividend equivalents may be issued to the participant as determined by the Committee. In the Committee's discretion, any issuance payable in shares of Stock under a stock award may be paid in cash on the date delivery of shares would otherwise have been made.

         A stock award will be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the stock award or the shares of Stock issued pursuant thereto, as determined by the Committee. Upon issuance of shares to a participant pursuant to a stock award, the participant will become a holder of the Stock fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all of the rights of a shareholder, except to the extent otherwise provided in the stock award.

         Performance Shares. Awards of performance shares may be made to participants under the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of performance shares may be made either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash payments made outside of the Plan.

         A performance share under the Plan will be an award of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the participant by the delivery of such cash or Stock, or any combination thereof as determined by the Committee, upon achievement of such performance objectives during the applicable performance period as the Committee may establish at the time of the award grant or thereafter. The Committee in its sole discretion may determine the participants to whom awards of performance shares will be made, the performance period, and/or the performance objectives applicable to such awards, the form of settlement of a performance share, and any other terms and conditions of such awards. Performance periods may overlap, and participants may participate simultaneously with respect to performance shares for which different performance periods are prescribed.

         The Committee in its sole discretion will determine the performance objectives relating to awards of performance shares. These objectives may vary from participant to participant and between awards and will be based upon such performance criteria or combination of factors as the Committee may deem appropriate. For example, such performance criteria may include minimum earnings per share or return on equity. The Committee is empowered to revise such performance objectives during the applicable performance period if significant events occur that the Committee expects to have a substantial effect on the applicable performance objectives during such period. The Committee may also provide for the proration of performance shares if a participant terminates service with the Company during a performance period because of death, disability, retirement or under other circumstances in which the Committee, in its discretion, finds that a waiver is appropriate. If a participant terminates service with the Company during a performance period for any other reason, then such participant will not be entitled to any payment with respect to that performance period, unless otherwise determined by the Committee.

         The Committee is also authorized to approve requests by participants to defer payment of performance shares on terms and conditions approved by the Committee and set forth in an award agreement entered into in advance of the time of receipt or constructive receipt of payment by the participant.

         Other Stock-Based Awards. The Plan also authorizes the grant of other awards that are valued in whole or in part by reference to, or otherwise based on, Stock. These other stock-based awards will include without limitation convertible preferred stock, convertible debentures, exchangeable securities, phantom stock, and stock awards or options valued by reference to book value or performance. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.

         The Committee in its sole discretion is empowered to determine the participants eligible to receive other stock-based awards, the time or times at which such awards may be made, the number of shares of Stock subject to such awards, and all other terms and conditions of such awards. The provisions of other stock-based awards need not be the same with respect to each recipient. Shares of Stock subject to other stock-based awards may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses. Interest or dividend equivalents may be payable with respect to other stock-based awards in the discretion of the Committee. The Committee may also determine whether any other stock-based awards will be subject to vesting or forfeiture provisions and the effects of termination of employment upon such awards.

         Effects of Change in Control. The Committee is granted broad discretion under the Plan to deal with awards under the Plan upon an acceleration event, which will be deemed to occur in the event of a change in control or a potential change in control of the Company, as defined in the Plan. For these purposes, a "change in control" will be deemed to have occurred if (a) any person (including a group, but not the Company and any subsidiary and any employee benefit plan thereof) makes a tender or exchange offer for shares of the Stock pursuant to which any shares of the Stock are purchased, or such person (together with its affiliates and associates) becomes the beneficial owner of at least 20% of the Stock, or (b) the stockholders of the Company approve a definitive agreement or plan to merge the Company with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets or to liquidate the Company, or (c) during any period of 24 consecutive months, the incumbent directors at the beginning of such period cease for any reason other than death to constitute at least a majority of the Board (provided that a director will be deemed to be an incumbent director if such director, although not a director at the beginning of such 24-month period, was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors then qualified as incumbent directors). A "potential change in control" is defined in the Plan to mean (y) the approval by stockholders of the Company of an agreement by the Company, the consummation of which would result in a change in control of the Company, as described above, or (z) the acquisition of direct or indirect beneficial ownership by any person (as described above) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a potential change in control of the Company has occurred for the purposes of the Plan. A "Board-approved change in control" will be deemed to have occurred if the offer, acquisition, or transaction in question is approved by a majority of the directors serving as members of the Board at the time of the potential change in control or change in control.

         Upon the occurrence of an acceleration event, the Committee will be authorized to take such action as it determines to be necessary or advisable, and fair and equitable to participants, with respect to awards under the Plan. The Committee's action may include without limitation, establishing, amending, or waiving the forms, terms, conditions, and duration of an award and the award agreement, so as to provide for earlier, later, extended, or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, and accelerated release of restrictions, or other modifications.

         Upon the occurrence of an acceleration event, subject to the approval of the Committee if the acceleration event results from a Board-approved change in control, then all outstanding performance shares under the Plan with respect to which the applicable performance period has not been completed will be paid as soon as practicable based upon the percentage of the period completed. All performance objectives applicable to the award of performance shares will be deemed to have been satisfied to the extent necessary to result in payment of

100% of the performance shares covered by the award. In addition, the applicable performance periods will be deemed to have ended on the date of the acceleration event. Under such circumstances, the payment to the participant will be the amount determined either by the Committee, in its discretion, or in the manner stated in the award agreement. This amount will then be multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable performance period that have elapsed prior to the date of the acceleration event and the denominator of which is the total number of months in the original performance period. Upon the making of any such payment, the related award agreement will be deemed canceled.

         Upon the occurrence of an acceleration event, and the approval of the Committee if the acceleration event results from a Board-approved change in control, the Committee in its discretion may also declare any and all then outstanding stock options, and any and all related stock rights outstanding for at least six months not previously exercisable and vested to be immediately exercisable and fully vested, in whole or in part. In addition, under such circumstances the Committee may also in its discretion declare the restrictions applicable to awards of restricted stock, deferred stock, or other stock-based awards to have lapsed. The value of all outstanding stock options, stock rights, restricted stock, deferred stock, performances shares, stock awards, and other stock-based awards, in each case to the extent vested, will, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any change in control, be cashed out on the basis of the change in control price as of the date such change in control or such potential change in control is determined to have occurred or such other date as the Committee may determine prior to the change in control. For these purposes, "change in control price" means the highest price per share of Stock paid in any transaction reported on the exchange on which the stock is traded, or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the 60-day period immediately preceding the occurrence of the change in control, or, where applicable, the occurrence of the potential change in control event), in each case as determined by the Committee. For ISOs and SARs, or Limited SARs, related to such ISOs, such change in control price will be based only on transactions reported for the date on which the optionee exercises such SARs, or Limited SARs.

         In addition to the effects of an acceleration event upon an award under the Plan, the Plan also allows the Committee in its sole discretion to grant Limited SARs, which become exercisable only in the event of a change in control and/or a potential change in control, subject to such terms and conditions as the Committee, in its sole discretion, may specify. Limited SARs will be settled solely in cash. A Limited SAR will entitle the holder of the related stock option to surrender such stock option, or any portion thereof, to the extent unexercised, and to receive a cash payment equal to the difference between the SAR fair market value, at the date of surrender, of a share of Stock for which the surrendered stock option or portion thereof is then exercisable, and the price at which a participant could exercise a related stock option to purchase the share of Stock. For these purposes, the "SAR fair market value" means a value established by the Committee for the exercise of an SAR or Limited SAR.

         The foregoing provisions regarding changes of control might be used by the Company as an antitakeover device to deter potential suitors from acquiring the Company at prices that may be advantageous to current shareholders.

         Amendment and Termination. The Plan will continue in effect until terminated by the Company as provided in the Plan. Notwithstanding the perpetual nature of the Plan, ISOs may only be granted under the Plan until September 15, 2003.

         Upon the recommendation of the Committee, or otherwise, the Board may amend the Plan. To the extent required by Rule 16b-3 under the Act, no amendment to the Plan may be made without approval by the Company's shareholders that would make certain changes, including altering the group of persons eligible to participate in the Plan, increasing the maximum number of shares of Stock available for awards under the Plan (except as otherwise provided in the Plan), extending the period during which ISOs may be granted under the Plan, limiting or restricting the powers of the Committee in administering the Plan, changing the definition of participants eligible for ISOs or increasing the limit or value of shares of Stock for which eligible participants may be granted ISOs under the Plan, materially increasing the benefits accruing to participants under the Plan, materially modifying the requirements of eligibility for participation in the Plan or changing the amendment provisions of the Plan.

         Notwithstanding the foregoing, no amendment to or discontinuation of the Plan or any provision thereof may adversely affect any award previously granted to a participant under the Plan without the written consent of such participant. The Committee is empowered to determine whether an amendment or discontinuation adversely affects any existing award. Notwithstanding the foregoing, the Committee retains the power to: (a) annul any award if the participant is terminated for cause as determined by the Committee, (b) provide for the forfeiture of shares of Stock or other gain under an award as determined by the Committee for competing against the Company, and (c) convert any outstanding ISO to an NQSO. If an acceleration event (change in control or potential change in control) has occurred, no amendment or termination will impair the rights of any person with respect to an outstanding award as discussed under "Effects of Change in Control" above.

Tax Effects of Plan Participation

         The following discussion of the federal income tax consequences of the Plan is intended only as a summary of the federal income tax treatment of stock options (ISOs and NQSOs), stock rights (SARs and Limited SARS), and other stock awards under the Plan as of the date of this Proxy Statement. The federal income tax laws pertaining to the Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Act.

         Qualified Options. Although the Company has obtained neither a letter ruling from the Internal Revenue Service nor an opinion of counsel stating that the ISO provisions of the Plan constitute an incentive stock option plan under the Code, it is expected that the options granted under the ISO provisions of the Plan will qualify as ISOs for federal income tax purposes. It is also expected that options granted under the ISO provisions of the Plan in tandem with stock rights will likewise qualify as ISOs for federal income tax purposes as long as the stock right expires with the underlying option and the right may be exercised only when the market price of the stock subject to the option exceeds the exercise price of the option.

         In general, no taxable income will be realized by an optionee, and no federal income tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of Stock received pursuant to the exercise of an ISO will depend upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (1) two years from the date of the grant of the ISO or (2) one year after the date of the transfer of the shares to him (the "Holding Period"), then the optionee will be taxed according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares of Stock, which difference will be capital gain if the shares are held as a capital asset. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange, or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

         The Holding Period will not apply to an ISO that is exercised after the optionee's death by his estate or by a person who acquired the right to exercise it by bequest or inheritance, or otherwise by reason of the optionee's death. The Holding Period will apply if the optionee dies after he exercises his ISO. In that case, his estate, or any other person holding the shares acquired pursuant to the ISO, must either hold the shares for the applicable Holding Period or suffer the tax consequences discussed below for a "disqualifying disposition."

         A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of Stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the Stock on the date of exercise of the ISO minus the option price or (2) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount so included as ordinary income by the optionee.

         Under the Plan, an optionee who exercises an option may be allowed to pay for his shares with cash or with shares of Stock of the Company, including shares acquired in a prior ISO exercise. Generally, such payment would not give rise to recognition by the optionee of a gain or loss. If, however, an optionee exercises an option and pays for the shares upon exercise with shares that the optionee acquired in a prior ISO exercise but has not held for the requisite

Holding Period, the optionee will be taxed on the disposition of the shares acquired in the prior ISO exercise as if a "disqualifying disposition" of those shares had occurred.

         In order for an ISO granted under the Plan to be governed by the general rules pertaining to ISOs, the optionee must be an employee of the Company for the entire time from the date the ISO is granted until three months before its exercise. An optionee who is disabled has twelve months rather than three months after leaving employment to exercise his ISOs. These employment requirements do not apply if the optionee dies before exercising an ISO, but in such circumstances the employment requirement must have been met by the employee at his death.

         The federal alternative minimum tax consequences of the exercise of an ISO under the Plan may differ from the regular federal income tax consequences of such exercise. The alternative minimum tax consequences of the disposition of shares acquired upon the exercise of an ISO may also differ from the regular income tax consequences of such disposition. The difference between the option price and the fair market value of the shares upon exercise will be a adjustment item subject to the federal alternative minimum tax. For purposes of the individual alternative minimum tax, the income tax rules governing the transfer of property in connection with the performance of services apply, not the regular income tax rules applicable only to ISOs. For example, if an optionee acquires shares pursuant to the exercise of an ISO under the Plan and disposes of the shares in the same taxable year, tax treatment under the regular income tax and the alternative minimum tax will be the same. If, however, the shares are disposed of in a disqualifying disposition in a later taxable year, the difference between the option price and the fair market value of the shares will be included in alternative minimum taxable income in the year of exercise and in regular taxable income, but not in alternative taxable income, in the year of the disposition. Similarly, if an optionee acquires shares pursuant to the exercise of an ISO under the Plan and disposes of the shares after the Holding Period is satisfied, the difference between the option price and the fair market value of the stock at the time of exercise will be included in alternative minimum taxable income, but not in regular taxable income, in the year of exercise, and for alternative minimum tax purposes the cost basis of the shares will be the sum of the option price and the amount of income included in alternative minimum taxable income in the year of exercise.

         Nonqualified Options. Holders of NQSOs will not be entitled to the special tax treatment afforded by Sections 421 and 422 of the Code in connection with ISOs. Under the Code, an optionee granted an NQSO will realize no taxable income upon receipt of the NQSO, but will be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the NQSO over the option price paid, unless at the time of exercise the stock remains subject to a "substantial risk of forfeiture" as defined in Section 83 of the Code. Whether an optionee who exercises an NQSO under the Plan will acquire the stock subject to such risk will depend upon the terms of the NQSO award as determined by the Committee. For a complete discussion of the income tax treatment when a participant acquires the Company's Stock subject to a "substantial risk of forfeiture," see "Restricted Stock" below. The Company is required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO.

         An optionee's tax basis in shares acquired upon the exercise of an NQSO will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the NQSO. Upon any sale of such shares of Stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be short-term or long-term capital gain or loss, depending on whether the shares have been held for more than the long-term capital gain holding period. In general, when an NQSO is exercised by the exchange of previously acquired stock, the optionee receives a tax-free exchange and basis carryover for old shares for an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NQSO, plus any amount of cash paid by the optionee upon the exercise of the NQSO.

         Stock Rights. The grant of a stock right to a participant under the Plan will not require recognition of taxable income. Upon the exercise of a stock right, however, payments received by the participant will be included in that participant's income as compensation in that year. If payment is made in cash, that amount of cash must be recognized as income. If the stock right is paid in the Company's Stock, income will be recognized in the amount of the Stock's fair market value. The Company will be entitled to a deduction for compensation in an equal amount, to be recognized in its taxable year in which the participant's taxable year of income inclusion ends. Upon the sale of any Stock acquired by the exercise of stock rights, the participant will realize gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock.

         Restricted Stock. A recipient of restricted stock, or any other stock award under the Plan that is subject to a "substantial risk of forfeiture," generally will be subject to federal income tax at ordinary income rates on the excess of the fair market value of the restricted stock or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code ("restrictions"), over the purchase price, if any, of such restricted stock or other stock award. However, a recipient who so elects under Section 83(b) within 30 days of the date of transfer of the shares will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares on the transfer date, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. No additional ordinary taxable income will then be recognized when the restrictions expire, although any gain on the disposition of the stock will be subject to tax as discussed below. If the shares subject to such election are forfeited, the recipient will only be entitled to a deduction, refund, or loss for tax purposes equal to the purchase price, if any, of the forfeited shares, regardless of whether the recipient made an election under Section 83(b) of the Code.

         Upon the sale of any Stock following the expiration of the forfeiture period for restricted stock or other stock award or upon the sale of Stock for which a timely election under Section 83(b) was made, the participant will realize capital gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The holding period to determine whether the participant has long-term or short-term capital gain will generally begin when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant timely elects to be taxed as of the date of transfer of the shares, the holding period will commence on such date, and the tax basis will be equal to the fair market value of the shares on such date, determined without regard to the restrictions.

         The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award. The Plan requires any participant exercising an award to give the Committee prompt written notice of any election made by the participant under Section 83(b) of the Code.

         Deferred Stock. The recipient of a deferred stock award under the Plan will generally be subject to federal income tax at ordinary income rates on the fair market value of the deferred unrestricted stock on the date that such stock is transferred to the participant under the award, and the holding period for purposes of determining capital gain or capital loss on any subsequent sale of such stock will also commence on such date. Upon the sale of any Stock acquired pursuant to a deferred stock award, the participant will realize gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The tax basis for such shares will generally be based on the fair market value of such shares on the date the deferred unrestricted stock is transferred to the participant. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the deferred stock award.

         Stock Awards. Unrestricted awards of Stock will be taxable to the participant and deductible by the Company at the time of the award in an amount equal to the fair market value of the shares at that time. If the shares are subject to forfeitability and nontransferability restrictions, the participant may either elect immediate taxation in an amount equal to the fair market value of the shares at the time of the award, less any payment therefor, or delay the recognition of taxable income in an amount equal to the fair market value of the shares, less the purchase price, if any, when the restrictions lapse. See "Restricted Stock" above. Upon a sale of shares received as a stock award, the participant will realize capital gain or loss in an amount equal to the difference between the amount realized and the participant's tax basis, which is generally the amount of ordinary income previously recognized plus any cash payment. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the stock award.

         Performance Shares. A participant granted an award of performance shares will not recognize income at the time of grant but generally will recognize ordinary income when the award is settled, either at the conclusion of the performance period or at the end of the deferral period elected by a participant. The amount of ordinary income recognized will be equal to the sum of the cash received, if any, plus the then fair market value of the shares of stock of the Company received. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the performance share award.

         Phantom Stock. A participant granted an award of phantom stock under the Plan will not recognize income at the time of grant but will generally recognize ordinary income when the phantom stock award is settled. The amount of ordinary income recognized will be equal to the sum of the cash received, if any, plus the then fair market value of shares of stock received. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the phantom stock award.

         Dividends and Dividend Equivalents. Dividends paid on restricted stock or other stock awards transferred to a participant under the Plan will generally be treated as compensation that is taxable as ordinary income to the participant and deductible by the Company, subject to applicable withholding requirements, unless the participant makes a timely election under Section 83(b) of the Code, in which case the dividends will be treated as dividends that are taxable as ordinary income to the participant but not deductible by the Company. If dividend equivalents are credited with respect to an award under the Plan, such equivalents will be taxed at ordinary income rates when paid to the participant and will generally be deductible by the Company at that time, subject to applicable withholding requirements.

         Payments Upon Change in Control. The Plan authorizes the acceleration of payment of awards and related shares of Stock in the event of a change in control or potential change in control of the Company, as defined in the Plan. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company.

                           RELATIONSHIPS WITH AUDITORS

         Effective June 3, 1998, the Company engaged Deloitte & Touche LLP as its independent accounting firm. Neither the Company or any of its subsidiaries has had any prior relationships with Deloitte & Touche LLP.

         Effective May 27, 1998, the Company terminated Ernst & Young LLP as its independent accounting firm. The termination of Ernst & Young LLP was approved by the Audit Committee of the Board of Directors of the Company.

         Ernst & Young LLP's report on the 1997 and 1996 financial statements of the Company for each of the fiscal years ended December 31 neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's 1997 and 1996 fiscal years and the interim period through May 27, 1998, there were no disagreements or "reportable events" with Ernst & Young LLP as described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

         Accordingly, Ernst & Young LLP has not advised the Company of (i) the absence of the internal controls necessary for the Company to develop reliable financial statements, (ii) any information which would cause Ernst & Young LLP to no longer rely on management's representations, or that Ernst & Young LLP was unwilling to be associated with the financial statements prepared by management,
(iii) any need to expand significantly the scope of its audit, or any information that if further investigated may (a) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or any financial statements for any fiscal period subsequent to the date of the most recent financial statements covered by an audit report or (b) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, or
(iv) any information that has come to the attention of Ernst & Young LLP that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements or (b) any financial statements issued or to be issued covering any fiscal period subsequent to the date of the most recent financial statements covered by an audit report.

         It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and available to respond to appropriate questions.

                          OTHER BUSINESS OF THE MEETING

         Management is not aware of any matters to come before the Annual Meeting other than those stated in the Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such Proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the Proxy Statement.

                  DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal, relating to a proper subject, which a Stockholder may intend to present for action at the Company's Annual Meeting of Stockholders in 2001, and which such Stockholder may wish to have included in the Company's proxy materials for such meeting, in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act, must be received in proper form by the Company addressed to Mr. Richard J. Braun, Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company's principal executive office at 402 West County Road D, St. Paul, Minnesota 55112, not later than December 1, 2000.

         Any proposal, relating to a proper subject, which a stockholder may wish to present for action at the Company's Annual Meeting of Stockholders in 2001, whether or not such Stockholder wishes to have such proposal included in the Company's proxy materials for such meeting, must, pursuant to the Company's By-laws, be the subject of a written notice delivered to the Company addressed to Mr. Richard J. Braun, Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company's principal executive office at 402 West County Road D, St. Paul, Minnesota 55112, not less than 60 days or more than 90 days prior to the Annual Meeting date in 2001.

                                 By order of the Board of Directors,


                                 HARRY G. McCOY
                                 Chairman of the Board
                                 and President

St. Paul, Minnesota
March 29, 2000

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THE PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, MEDTOX SCIENTIFIC, INC., 402 WEST COUNTY ROAD D, ST. PAUL, MINNESOTA 55112.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fees. The Commission maintains a web site that contains reports, proxy and information statements, and other information regarding issues that are filed electronically with the Commission. The address of the web site is HTTP://WWW.SEC.GOV.

         The Company's Common Stock is listed on the American Stock Exchange (the "AMEX"), and reports, proxy statements and other information filed by the Company can be inspected at such exchange.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, each of which was previously filed by the Company with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference:

a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting of Shareholders to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Proxy Statement Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         The Company will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request of each person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement incorporates). Requests for such copies should be directed to MEDTOX SCIENTIFIC, INC., Attention: Secretary, 402 West County Road D, St. Paul, Minnesota 55112, (651) 636-7466.

                                                                    APPENDIX A


                             MEDTOX SCIENTIFIC, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 10, 2000

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned stockholder of MEDTOX Scientific, Inc. (the "Company") hereby appoints Harry G. McCoy and Richard J. Braun, and each or either one of them, the true and lawful attorneys, agents, and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of MEDTOX Scientific, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Four Points Hotel (formerly the Sheraton Minneapolis Metrodome), located at 1330 Industrial Blvd., Minneapolis, Minnesota on or about Wednesday, May 10, 2000, at 3:30 P.M., Central Time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, for the following purposes:

                          (Continued and to be signed on the other side)

Please mark your
votes as in this  example                    FOR     AGAINST     ABSTAIN

For      Withheld           2.   The adoption of an Amendment
                                 to the Company's Equity Compensation
                                 Plan to increase the number of authorized
1.  Election of Directors        shares  as set forth
Nominees: Samuel C. Powell       in the Proxy Statement.
and Miles E. Efron

                            3.   Considering and acting upon any
                                 other matters which may properly come
                                 before the meeting or any adjournment thereof.

For, except vote withheld from the following nominees:
-------------------------------------
[    ]  Please check box if you intend to attend the meeting in person.

This Proxy will be voted for the choices specified. If no choice is specified with respect to the election of Directors, this Proxy will be voted FOR the election of the Directors listed. If no choice is specified for Proposal 2, this Proxy will be voted FOR Proposal 2.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 29, 2000.

PLEASE MARK, SIGN, DATE AND MAIL  THIS PROXY IN THE ENVELOPE PROVIDED.

SIGNATURE(S)                                                 Dated:_____,  2000
            -------------------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give your full title as such.